CONSENT OF MILLE AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS




                                                                    EXHIBIT 23.2



MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
4350 Wadsworth Blvd., Suite 300                         TELEPHONE (303) 424-2020
Wheat Ridge, CO 80033                                   FACSIMILE (720) 294-9753
                                                 E-MAIL: rmccollom@attglobal.net


We hereby consent to the use incorporated by reference in Amendment No. 6 to the Registration Statement on Form S-3 filed on December 4, 2001 of our report dated October 19, 2001, relating to the consolidated financial statements of Innovative Medical Services and consolidated subsidiaries including in the annual report Form 10-KSB for the fiscal years ended July 31, 2001 and July 31, 2000 and to the reference to Miller and McCollom in the Experts section of the Prospectus contained in the Registration Statement.


/s/MILLER AND McCOLLOM
----------------------
   Miller and McCollom


December 3, 2001